Exhibit 10.4

Temple-Inland Inc.

Amendment to Outstanding Option Agreements and

Restricted Stock Agreements

Change in Control Vesting and Definition of Retirement

1.

The change in control vesting provisions set forth in the Option Agreements and Restricted Stock Agreements are amended and replaced in their entirety to read as set forth in (a) below and (b) below, respectively, with the definition of Change in Control being as set forth in (c) below.

a)

Notwithstanding any contrary waiting period, installment period or other limitation or restriction in any Option Agreement or in the Plan, each outstanding Option granted under the Plan before January 1, 2008 shall become exercisable in full for the aggregate number of shares covered thereby, upon the occurrence of a Change in Control.

b)

Notwithstanding any contrary Vesting Period, installment period or other limitation or restriction in any Restricted Stock Agreement or in the Plan, each outstanding award of Restricted Stock granted under the Plan before 2004 (including shares of restricted stock of Guaranty and Forestar issued in respect of Restricted Stock granted under the Plan before 2004) shall become vested in full for the aggregate number of shares covered thereby, upon the occurrence of a Change in Control.

c)	A Change in Control shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(1)

any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clauses (a), (b) or (c) of paragraph (3) below;

(2)

within any twenty-four (24) month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company)

whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

(3)

there is consummated a merger, consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or any recapitalization of the Company (for purposes of this paragraph (3), a “Business Event”) unless, immediately following such Business Event (a) the directors of the Company immediately prior to such Business Event continue to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof, (b) the voting securities of the Company outstanding immediately prior to such Business Event continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such Business Event, and (c) in the event of a recapitalization, no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or such surviving entity or any parent thereof (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity or any parent thereof (except to the extent such ownership existed prior to the Business Event);

(4)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company;
(5)

there is consummated an agreement for the sale, disposition or long-term lease by the Company of substantially all of the Company's assets, other than (a) such a sale, disposition or lease to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition or (b) the distribution directly to the Company's shareholders (in one distribution or a series of related distributions) of all of the stock of one or more subsidiaries of the Company that represent substantially all of the Company's assets; or

(6)	any other event that the Board, in its sole discretion, determines to be a Change in Control for purposes of this Agreement.
(7)

Notwithstanding the foregoing, a “Change in Control” under clauses (1) through (5) above shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, own all or substantially all of the assets of the Company as constituted immediately prior to such transaction or series of transactions.

If the employee is employed by Guaranty immediately after the Guaranty Spin-Off, effective as of the effective date of the Guaranty Spin-Off, for purposes of the definition of Change in Control set forth herein (a) “Company” shall mean Guaranty and (b) “Effective Date” shall mean the effective date of the Guaranty Spin-Off. If the employee is employed by Forestar immediately after the Forestar Spin-Off, effective as of the effective date of the Forestar Spin-Off, for purposes of the definition of Change in Control set forth herein (a) “Company” shall mean Forestar and (b) “Effective Date” shall mean the effective date of the Forestar Spin-Off.

Effective immediately after the Guaranty Spin-Off and/or the Forestar Spin-Off, the term “Option” shall mean any Temple-Inland Option, any Guaranty Option (if the Guaranty Spin-Off occurs), and any Forestar Option (if the Forestar Spin-Off occurs). Effective immediately after the Guaranty Spin-Off and/or the Forestar Spin-Off, the term “Plan” shall mean the Temple-Inland Stock Plans, the Guaranty Financial Group Inc. 2007 Stock Incentive Plan (if the Guaranty Spin-Off occurs), and the Forestar Real Estate Group Inc. 2007 Stock Incentive Plan (if the Forestar Spin-Off occurs).

2.	For purposes of this definition of “Change in Control”:
a)	“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
b)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
c)	“Effective Date” means November 2, 2007.
d)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
e)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

3.

The definitions of Retirement in the Option Agreements and the Restricted Stock Agreements are amended and replaced in their entirety to read as follows: “Retirement” means a Participant's separation from service (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended) after attaining age 55 and completing at least five years of service with the Company or any of its Affiliates or after attaining age 65.

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